UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2016

bBooth, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Hauser Blvd, Suite 210 Los Angeles, California	90036
(Address of principal executive offices) [UPDATED]	(Zip Code) [UPDATED]

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report responds to the following items on Form 8-K:

Item 7.01 Regulation FD

Item 9.01 Exhibits

ITEM 7.01 REGULATION FD DISCLOSURE

Our Company has been engaged by NBCUniversal to utilize our proprietary technology in connection with the promotion and marketing of Universal Pictures theatrical releases. The first of the theatrical releases for which our technology will be utilized is a December 2016 holiday season release by Illumination Entertainment titled SING. (www.singmovie.com). Illumination is behind such hits as Despicable Me, Dr. Seuss’ The Lorax, Despicable Me 2 and Minions, now the second-highest-grossing animated movie in history, and The Secret Life of Pets, to be released this summer. SING is an animated musical comedy starring Matthew McConaughey, Reese Witherspoon, Seth MacFarlane, Scarlett Johansson, John C. Reilly, Taron Egerton and Tori Kelly about “finding the shining star that lives inside all of us”.

NBCUniversal is among the most recent companies to join our company’s growing list of Hollywood clients seeking to utilize our innovative technology. NBCUniversal is one of the world’s leading media and entertainment companies in the development, production, and marketing of entertainment, news and information to a global audience. NBCUniversal owns and operates a valuable portfolio of news and entertainment television networks, a premier motion picture company, significant television production operations, a leading television stations group, world-renowned theme parks, and a suite of leading Internet-based businesses. NBCUniversal is a subsidiary of Comcast Corporation. (www.nbcuniversal.com).

A copy of our press release dated June 29, 2016 is furnished with this current report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 on this Form 8-K, including Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

99.1	News release dated June 29, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016		bBOOTH, INC.

/s/ Rory J. Cutaia	By:	/s/ “Rory J. Cutaia”
	Name:	Rory J. Cutaia
	Title:	Chairman and Chief Executive Officer

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